                                 EXHIBIT 23.7




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-3 of Take-Two Interactive Software, Inc. of our report dated February 19, 1997, relating to our audit of the balance sheet of L & J Marketing, Inc. D/B/A Alliance Distributors as of December 31, 1996 and 1995, and related statements of income and retained earnings, and cash flows for the years then ended, which is included in Form 8-K/A filed on March 2, 1998.








                                                        Berenson & Company LLP




New York, New York
June 24, 1998


















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